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                                                                     EXHIBIT 4.3


                      SECOND AMENDMENT TO RIGHTS AGREEMENT

                  Second Amendment, dated as of March 18, 2001 (this "Amendment"), to the Rights Agreement, dated as of November 4, 1998, amended as of April 12, 1999 (the "Rights Agreement"), between True North Communications Inc., a Delaware corporation (the "Company"), and First Chicago Trust Company of New York, a New York limited trust company (the "Rights Agent"). Capitalized terms used in this Amendment shall have the meanings ascribed to them in the Rights Agreement.

                  WHEREAS, the Company and the Rights Agent entered into the Rights Agreement which, among other things, governs the terms and conditions under which Rights are exercisable by the holders of Common Stock;

                  WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof;

                  WHEREAS, the Company intends to enter into an Agreement and Plan of Merger, dated as of March 18, 2001 (the "Merger Agreement"), among The Interpublic Group of Companies, Inc., a Delaware corporation ("Parent"), Veritas Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and the Company (all capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement); and

                  NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the parties hereto agree as follows:

                  1. AMENDMENT OF SECTION 1(a). Section 1(a) of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:

                  Notwithstanding anything in this Agreement to the contrary, none of IPG (as hereinafter defined) nor any of its Affiliates or Associates shall be deemed to be an "Acquiring Person" solely as a result of the approval, execution or delivery of, or consummation of the transactions contemplated under, the Agreement and Plan of Merger dated as of March 18, 2001 (as the same may be amended from time to time, the "Merger Agreement"), among The Interpublic Group of Companies, Inc., a Delaware corporation ("IPG"), Veritas Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and the Company, in the manner provided for therein, including without limitation, the Merger (as defined in the Merger Agreement).

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                  2.       AMENDMENT OF SECTION  1(l).  Section 1(l) of the
Rights Agreement is hereby amended by inserting the following sentence immediately after the last sentence thereof:

                  Notwithstanding anything in this Agreement to the contrary, no Stock Acquisition Date shall be deemed to occur solely as a result of the approval, execution or delivery of, or consummation of the transactions contemplated under, the Merger Agreement in the manner provided for therein, including without limitation, the Merger.

                  3. AMENDMENT OF SECTION 1(n). Section 1(n) of the Rights Agreement is hereby amended by inserting the following sentence immediately after the last sentence thereof:

                  Notwithstanding anything in this Agreement to the contrary, no Triggering Event shall be deemed to occur solely as a result of the approval, execution or delivery of, or consummation of the transactions contemplated under, the Merger Agreement in the manner provided for therein, including without limitation, the Merger.

                  4. AMENDMENT TO SECTION 3(a). Section 3(a) of the Rights Agreement is hereby amended by inserting the following sentence immediately after the last sentence thereof:

                  Notwithstanding anything in this Agreement to the contrary, no Distribution Date shall be deemed to occur solely as a result of the approval, execution or delivery of, or consummation of the transactions contemplated under, the Merger Agreement in the manner provided for therein, including without limitation, the Merger.

                  5. EFFECTIVENESS. This Amendment shall be deemed effective immediately prior to the execution and delivery of the Merger Agreement. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

                  6. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

                  7. COUNTERPARTS. This Amendment may be executed in any number of counterparts, and each of such counterparts shall be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to the Rights Agreement to be duly executed, all as of the date and year first above written.


                                     TRUE NORTH COMMUNICATIONS INC.


                                     By: /s/ Kevin J. Smith
                                         ---------------------------------
                                         Name:  Kevin J. Smith
                                         Title: Executive Vice President and
                                                  Chief Financial Officer



                                     FIRST CHICAGO TRUST COMPANY OF NEW YORK


                                     By: /s/ Lawrence A. Woods
                                         ---------------------------------
                                         Name:   Lawrence A. Woods
                                         Title:  Senior Account Manager



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